UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 23, 2015

IMMUNE DESIGN CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36561	26-2007174
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Eastlake Ave. E., Suite 310 Seattle, Washington		98102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 682-0645

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 23, 2015, Immune Design Corp. (the “Company”) entered into a Second Amended and Restated License Agreement (the “Restated Agreement”) with the Infectious Disease Research Institute (“IDRI”). The Restated Agreement amends and restates the Amended and Restated License Agreement, dated as of November 5, 2010, by and between the Company and IDRI (the “Prior Agreement”), pursuant to which the Company obtained licenses to certain patent rights, know-how and technology related to its GLAAS™ discovery platform, specifically products and formulations containing glucopyranosyl lipid A (“GLA”) and another synthetic TLR4 agonist referred to as SLA (collectively, the “Licensed Technology”). The following summary relates to the modified terms of the Restated Agreement as compared to the terms of the Prior Agreement. Pursuant to the Restated Agreement, the Company returned to IDRI certain previously licensed GLA rights in select, primarily developing-world infectious disease indications and obtained additional rights under the Licensed Technology which rights vary by disease indication and the licensed GLA/SLA product (each, a “Licensed Product”). In addition, the Company received an exclusive license for SLA products in oncology, human allergy and addiction, as well as an option to obtain additional exclusive licenses under the Licensed Technology in select infectious disease indications. Under the Restated Agreement, the Company is obligated to use commercially reasonable efforts to develop and commercialize Licensed Products to which it has exclusive rights.

Under the Restated Agreement, the Company will pay IDRI an upfront license fee in the amount of $2.25 million. Upon the achievement of certain developmental and regulatory milestones, the Company will be obligated to pay IDRI up to $2.5 million and $1.25 million, respectively, for the first and each subsequent Licensed Product in its exclusive fields. The Company will be obligated to pay IDRI low single-digit royalties on net sales of Licensed Products that vary based on the product and indication. Additionally, if the Company exercises its option for additional infectious disease indications, it will be required to make upfront, milestone and royalty payments for such additional indications, which payments are subject to similar terms and conditions as are applicable to other milestone and royalty payments. The Restated Agreement, and the Company’s obligations to make payments under the Restated Agreement, expires on a Licensed Product-by-Licensed Product basis on the later of the expiration of the last to expire patent licensed under the Restated Agreement, or 12 years from the first commercial sale of a Licensed Product.

The foregoing summary of the Restated Agreement does not purport to be complete and is qualified in its entirety by reference to the Restated Agreement, which will be filed as an exhibit to an amendment to this Current Report on Form 8-K or to the Company’s annual report on Form 10-K for the period ending December 31, 2015.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report on Form 8-K. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this Current Report include statements regarding the validity of intellectual property rights, enforceability of any license rights and expected payment obligations under the Restated Agreement. Many factors may cause differences between current expectations and actual results including unexpected safety or efficacy data observed during preclinical and clinical studies and unexpected litigation or other disputes. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this Current Report on Form 8-K are discussed in the Company’s most recent Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission, including the “Risk Factors” contained therein. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE DESIGN CORP.

By:	/s/ Carlos Paya, M.D., Ph.D.
Carlos Paya, M.D., Ph.D.
President and Chief Executive Officer

Dated: December 30, 2015